UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane, Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 302-2658

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 20, 2023, The Duckhorn Portfolio, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, as described below under Item 5.07, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, to eliminate the personal liability of the Company’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by Delaware General Corporation Law (the “Amendment”).

The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on January 23, 2023 (“Certificate of Amendment”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 20, 2023, the Company held its Annual Meeting. A total of 109,512,028 shares were present or represented by proxy at the Annual Meeting, representing approximately 95.08% of all shares entitled to vote at the Annual Meeting. The stockholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1.	Election of Directors

Proposal No. 1 was the election of three nominees to serve as Class II directors of the Company, each for a term of three years until the Company’s 2026 annual meeting of stockholders. The results of the vote were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Melanie Cox	92,171,009	13,362,844	37,716	3,940,459
Adriel Lares	93,225,014	12,307,288	39,267	3,940,459
James O’Hara	88,586,299	16,943,099	42,171	3,940,459

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm

Proposal No. 2 was the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2023. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
109,448,548	17,251	46,229

Pursuant to the foregoing vote, the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2023 was approved.

3.	Advisory Vote to Approve the Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

Proposal No. 3 was the approval, on an advisory basis, of the frequency of future stockholder advisory votes on compensation of the Company’s named executive officers. The results of the vote were as follows:

Three Years	Two Years	One Year	Abstentions
72,305,280	20,001	33,233,931	12,357

Pursuant to the foregoing vote, the stockholders adopted a non-binding resolution indicating that the frequency of future advisory votes on compensation of the Company’s named executive officers be every three years.

4.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

Proposal No. 4 was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,644,264	3,639,454	287,851	3,940,459

Pursuant to the foregoing vote, the amendment to the Company’s Amended and Restated Certificate of Incorporation was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated January 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: January 24, 2023	The Duckhorn Portfolio, Inc.

	By:	/s/ S.B.A. Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President, Chief Strategy and Legal Officer